UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 21, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 21, 2013, John M. Foraker, Chief Executive Officer of Annie’s, Inc. (“Annie’s” or the “Company”), adopted a stock trading plan (the “10b5-1 Plan”). The 10b5-1 Plan has been adopted in accordance with guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. In accordance with the 10b5-1 rules, Mr. Foraker will have no discretion over the sales of his shares of common stock under the 10b5-1 Plan.

Under the 10b5-1 Plan, stock options to purchase up to 74,352 shares of Annie’s common stock (the “Stock Options”) will be exercised and the underlying shares will be sold into the marketplace, subject to satisfaction of certain conditions. It is expected that sales under the 10b5-1 Plan will commence on December 23, 2013 and would be completed by November 20, 2014. Under the 10b5-1 Plan and subject to certain conditions, shares would be sold in near-equal monthly installments.

The Stock Options represent a portion of a stock option to purchase 154,924 shares of Annie’s common stock that was granted to Mr. Foraker in May 2005, was fully vested in May 2010 and will expire in May 2015. The Stock Options have an exercise price of $5.20 per share of common stock.

Upon completion of Mr. Foraker’s first 10b5-1 plan dated November 30, 2012, which is expected to be completed in November 2013, Mr. Foraker will hold 391,377 stock options and 17,482 performance share units. If the new 10b5-1 Plan is fully exercised, the planned sales would represent approximately 18% of such holdings. The 10b5-1 Plan will allow Mr. Foraker to diversify a modest portion of his portfolio before the Stock Options expire and support his long-term financial planning. During and upon completion of the 10b5-1 Plan, the majority of Mr. Foraker’s net worth will remain associated with Annie’s securities.

Any transactions under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, Annie’s does not undertake to report stock trading plans by other officers or directors of the Company, or to report modifications or terminations of any such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: November 22, 2013	By:	/s/ Zahir Ibrahim
Zahir Ibrahim Executive Vice President, Chief Financial Officer and Treasurer